EXHIBIT 32.2

In connection with the Annual Report of Capacitive Deionization Technology Systems, Inc. ("the Company") on Form 10-KSB/A for the year ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phil Marshall, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	this Annual Report on Form 10-KSB/A fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Deionization Technology Systems, Inc.

Dated as of this 13th day of November, 2003.

/s/ Phil Marshall
Phil Marshall
Chief Financial Officer